Exhibit 24

POWER OF ATTORNEY

Each of the undersigned, hereby constitutes and appoints each of Charles A. Rowland Jr., Peter A. Lankau and Caroline B. Manogue to be his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, and to sign for the undersigned and in each of their respective names in any and all capacities stated below, this Annual Report on Form 10-K (and any amendments hereto) and to file the same, with exhibits hereto and thereto and other documents in connection herewith and therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ Carol A. Ammon
Carol A. Ammon	Chairman	March 1, 2007

/S/ John J. Delucca
John J. Delucca	Director	March 1, 2007

/S/ Michel de Rosen
Michel de Rosen	Director	March 1, 2007

/S/ George F. Horner, III
George F. Horner, III	Director	March 1, 2007

/S/ Michael Hyatt
Michael Hyatt	Director	March 1, 2007

/S/ Roger H. Kimmel
Roger H. Kimmel	Director	March 1, 2007

/S/ Peter A. Lankau
Peter A. Lankau	Chief Executive Officer and Director	March 1, 2007

/S/ Clive A. Meanwell, M.D., Ph.D.
Clive A. Meanwell, M.D., Ph.D.	Director	March 1, 2007